Joinder Agreement
This JOINDER AGREEMENT (the “Joinder Agreement”) is entered into effective as of the 17th day of February, 2016 by Third Point LLC, a Delaware limited liability company (“Third Point”), Third Point Reinsurance Company Ltd., a Bermuda Class 4 insurance company (“TPRE” and, together with Third Point, the “Existing Parties”), Third Point Re (USA) Holdings Inc., a Delaware corporation, (“TPRUSH”) and Third Point Reinsurance (USA) Ltd., a Bermuda Class 4 insurance company (“TPRUSL”). Except as otherwise provided herein, capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Trademark License Agreement.
WHEREAS, Third Point, as Licensor, and TPRE, as Licensee, are parties to a Trademark License Agreement, dated December 22, 2011 (the “Trademark License Agreement”), providing for the licensing of certain Licensed Marks as specified in Schedule A to the Trademark License Agreement; and
WHEREAS, the Existing Parties desire to amend the Trademark Licensing Agreement to add (i) TPRUSH, and (ii) TPRUSL (each, an “Additional Licensee”), as parties to the Trademark License Agreement with effect from January 28, 2015.
NOW, THEREFORE, in consideration of the foregoing, each Party hereby agrees as follows:
1.    Joinder. Each of the Additional Licensees hereby acknowledges that it has received and reviewed a copy of the Trademark License Agreement and all other documents it deems fit to enter into this Joinder Agreement, and acknowledges and agrees, by execution of this Joinder Agreement, to: (i) join and become a party to the Trademark License Agreement as indicated; (ii) be bound by all terms, provisions, obligations and conditions attributed to such party in the Trademark License Agreement; (iii) perform all obligations and duties required of it pursuant to the Trademark License Agreement; and (iv) enjoy all of the rights attributed to such party, in each case, as if such Additional Licensee had been a party to and had executed the Trademark License Agreement.
2.    Amendment of Trademark License Agreement. The Trademark License Agreement is hereby amended pursuant to Section 11.5 thereof to (i) add the Additional Licensees as “Licensees” and “Parties” for all purposes pursuant to the Trademark License Agreement, with effect from January 28, 2015, and (ii) make the license grant in Section 2.1 thereof nunc pro tunc as of January 28, 2015 with respect to each Additional Licensee.
3.    Amendment and Restatement of Schedules to Trademark License Agreement. The Trademark License Agreement is hereby amended pursuant to Section 11.5 thereof to amend and restate Schedules B and C thereto in accordance with Exhibits A and B herein, respectively.

4.    Representations and Warranties and Agreements. Each party to this Joinder Agreement hereby makes the representations and warranties set forth in Section 8.1 of the Trademark License Agreement to each other party to this Joinder Agreement.
5.    Authority. Nothing in this Joinder Agreement is or will be deemed to (a) make any Party or any employee of such Party the agent, employee, or partner of any other Party, or (b) provide any Party or any employee of such Party with the authority to act on behalf of any other Party or to bind any other Party to any contract, agreement, and/or other similar legally binding obligation.
6.    Governing Law. This Joinder Agreement, the Trademark License Agreement, as amended hereby, and their enforcement are governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to conflict-of-laws principles that would apply the laws of another jurisdiction.
7.    Further Assurances. Each Party shall execute and deliver all such future instruments and take such other and further action as may be reasonably necessary or appropriate to carry out the intention of the Parties expressed in this Joinder Agreement and the Trademark License Agreement, as amended hereby.
8.     Severability. If any one or more of the provisions of this Joinder Agreement is determined for any reason by a court of competent jurisdiction to be illegal, invalid, and/or unenforceable, then the remaining provisions of this Joinder Agreement will be unimpaired, and each illegal, invalid, and/or unenforceable provision will be replaced by a mutually acceptable provision, which being legal, valid, and enforceable, comes closest to the intention of the Parties underlying the illegal, invalid, and/or unenforceable provision.
9.    Counterparts. This Joinder Agreement and the Trademark License Agreement, as amended hereby, may be executed in more than one counterpart, each of which upon execution and delivery will constitute an original and all of which when taken together will constitute one agreement.
10.     Entire Agreement. This Joinder Agreement and the Trademark License Agreement, as amended hereby, constitute the entire agreement and understanding of the Parties as to their subject matter, and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to such subject matter.
11.    No Third Party Beneficiaries. Except as otherwise provided herein, nothing in this Joinder Agreement shall confer any rights upon any person or entity other than the Parties and their respective successors and permitted assigns.
12.    Ratification of Trademark License Agreement. Except as expressly amended hereby, the Trademark License Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Joinder Agreement shall form a part of the Trademark License Agreement for all purposes, and every Party hereto shall be bound hereby.

[Remainder of Page Intentionally Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be executed by its duly authorized officer as of the date first written above.

THIRD POINT LLC

By:    /s/ Josh Targoff
    Name: Josh Targoff
    Title: Chief Operating Officer and General Counsel

THIRD POINT REINSURANCE COMPANY LTD.

By:    /s/ J. Robert Bredahl

    Name: J. Robert Bredahl
    Title: CEO
By:    /s/ Christopher S. Coleman
    Name: Christopher S. Coleman
    Title: CFO

THIRD POINT RE (USA) HOLDINGS INC.

By:    /s/ John R. Berger
    Name: John R. Berger
    Title: Director

THIRD POINT REINSURANCE (USA) LTD.

By:    /s/ Thomas C. Wafer
    Name: Thomas C. Wafer
    Title: President

By:    /s/ Jonathan Norton
    Name: Jonathan Norton
    Title: Chief Actuary

Exhibit A

Territories
Bermuda
United States

Exhibit B

Notices
If to Licensor, to:

Third Point LLC
390 Park Avenue
New York, NY 10022
Attn: Joshua Targoff

with a copy (which shall not constitute notice) to:

Debevoise & Plimpton LLP
919 Third Avenue
New York, NY 10022
Attn: Nicholas F. Potter

If to Licensees, to:

Third Point Reinsurance Company Ltd.
Point House
3 Waterloo Lane
Pembroke HM 08
Bermuda
Attn: General Counsel

Third Point Re (USA) Holdings Inc.
51 JFK Parkway
First Floor West
Short Hills, NJ 07078
Attn: President

Third Point Reinsurance (USA) Ltd.
51 JFK Parkway
First Floor West
Short Hills, NJ 07078
Attn: President

with a copy (which shall not constitute notice) to:

Pine Brook LVR, L.P.
60 East 42nd Street, 50th Floor
New York, NY 10165
Attn: William Spiegel

Kelso & Company, L.P.
320 Park Avenue, 24th Floor
New York, NY 10022
Attn: James J. Connors, II